[Employee Form of Award Agreement - RSUs]
EXHIBIT 10.5
SUMMIT MIDSTREAM CORPORATION
2024 LONG-TERM INCENTIVE PLAN
LTIP GRANT AWARD AGREEMENT

Pursuant to this LTIP Grant Award Agreement, dated as of [_____] (inclusive of the Grant Notice and Terms and Conditions of the LTIP Grant, this “Agreement”) and the Summit Midstream Corporation 2024 Long-Term Incentive Plan (the “Plan”), Summit Midstream Corporation (the “Company”) hereby grants to [_____] (the “Participant”) the following Restricted Stock Units within the meaning of the Plan (the “Award”). In the event of any conflict between the terms of this Agreement and the Plan (the terms and conditions of which are hereby incorporated into this Agreement by reference), the terms of the Plan shall control. Except as otherwise expressly provided herein, all capitalized terms used in this Agreement, but not otherwise defined herein, shall have the meanings provided in the Plan.

Notwithstanding any provision of this Agreement, if the Participant has not executed this Agreement within ninety (90) days following the Grant Date, the Participant will be deemed to have accepted this Award, subject to all of the terms and conditions of this Agreement and the Plan.

GRANT NOTICE

Subject to the terms and conditions of this Agreement, the principal features of the Award are as follows:
Number of Restricted Stock Units: [_____] Restricted Stock Units, each of which is hereby granted in tandem with a corresponding DER, as further detailed in Section 3 below.
Grant Date: [_____], 20[__]
Reference Date: [_____], 20[__]
Vesting of the Award:

•The Restricted Stock Units (rounded down to the nearest whole number of Restricted Stock Units, except in the case of the final vesting date) shall vest as follows: In one-third (1/3) installments on each of the first, second and third anniversaries of the Reference Date, subject to the Participant’s continued Service through each applicable vesting date.

•Notwithstanding the foregoing, the Restricted Stock Units shall be subject to accelerated vesting as set forth in Section 4 below.

Termination of the Award: Except as otherwise described in the Plan or this Agreement, in the event of a termination of the Participant’s Service for any reason, all Restricted Stock Units that have not vested prior to or in connection with such termination of Service shall thereupon automatically be forfeited by the Participant without further action and without payment of consideration therefor.
Payment of the Award: Restricted Stock Units that vest pursuant to this Agreement shall be settled in the form of shares of Stock or, in the Company’s sole discretion, cash as set forth in Section 5 below.

TERMS AND CONDITIONS OF THE LTIP GRANT

1.Grant. The Company hereby grants to the Participant, as of the Grant Date, that certain Award described in the Grant Notice and consisting of a grant of the Restricted Stock Units, subject to all of the terms and conditions contained in this Agreement and the Plan. Prior to actual payment in respect of any vested Restricted Stock Unit, such Restricted Stock Unit will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company.
2.LTIP Grant – In General. Each Restricted Stock Unit that vests shall represent the right to receive payment, in accordance with Section 5 below, in the form of one (1) share of Stock or, in the Company’s sole discretion, cash. Unless and until a Restricted Stock Unit vests, the Participant will have no right to payment in respect of such Restricted Stock Unit.
3.Grant of Tandem DER. Each Restricted Stock Unit granted hereunder is hereby granted in tandem with a corresponding DER, which DER shall remain outstanding from the Grant Date until the earlier of the payment or forfeiture of the Restricted Stock Unit to which it corresponds. Each vested DER shall entitle the Participant to receive payments, subject to and in accordance with this Agreement, in an amount equal to any regular cash dividends made by the Company in respect of the share of Stock underlying the Restricted Stock Unit (which, for clarity, does not include any extraordinary cash dividend) to which such DER relates. The Company shall establish, with respect to each Restricted Stock Unit, a separate DER bookkeeping account for such Restricted Stock Unit (a “DER Account”), which shall be credited (without interest) on the applicable dividend dates with an amount equal to any dividends made by the Company during the period that such Restricted Stock Unit remains outstanding with respect to the share of Stock underlying the Restricted Stock Unit to which such DER relates. Upon the vesting of a Restricted Stock Unit, the DER (and the DER Account) with respect to such vested Restricted Stock Unit shall also become vested. Similarly, upon the forfeiture of a Restricted Stock Unit, the DER (and the DER Account) with respect to such forfeited Restricted Stock Unit shall also be forfeited. DERs shall not entitle the Participant to any payments relating to dividends occurring after the earlier to occur of the applicable Restricted Stock Unit payment date or the forfeiture of the Restricted Stock Unit underlying such DER. The DERs and any amounts that may become distributable in respect thereof shall be treated separately from the Restricted Stock Units and the rights arising in connection therewith for purposes of Section 409A (including for purposes of the designation of the time and form of payments required by Section 409A).
4.Vesting and Termination.
(a)    Vesting. Subject to Section 4(c) below, the Restricted Stock Units shall vest in such amounts and at such times as set forth in the Grant Notice above.
(b)    Accelerated Vesting. Notwithstanding Section 4(a) above, and subject to Section 4(c) below, the unvested portions of the Restricted Stock Units shall vest in full upon the occurrence of any of the following events: (i) a termination of the Participant’s Service by the Company or any of its Affiliates other than for Cause, (ii) a termination of the Participant’s Service by the Participant for Good Reason (if applicable, pursuant to and as defined in a written agreement (if any) between the Company and the Participant), (iii) a termination of the Participant’s Service by reason of the Participant’s death or Disability, or (iv) the occurrence of a Change in Control.
(c)    Forfeiture. Subject to Section 4(b) above, in the event of a termination of the Participant’s Service for any reason, all Restricted Stock Units that have not vested prior to or in connection with such termination of Service shall thereupon automatically be forfeited by the Participant without further action and without payment of consideration therefor. None of the Restricted Stock Units which have not become vested at the date of the Participant’s termination of Service shall thereafter become vested.
5.Payment of Restricted Stock Units and DERs.
(a)    Restricted Stock Units. Restricted Stock Units that become vested pursuant to this Agreement shall be paid to the Participant (or in the event of the Participant’s death, to the Participant’s estate) in the form of shares of Stock or in the Company’s sole discretion cash, or a combination of both, in an amount equal to the Fair Market Value of a share of Stock, in a lump-sum as soon as reasonably practical, but not later than (i) for Restricted Stock Units that become vested pursuant to Section 4(b)(i), Section 4(b)(ii), or Section 4(b)(iii) above, sixty (60) days, following the date on which such Restricted Stock Units vest and (ii) for Restricted Stock Units that become vested pursuant to Section 4(b)(iv) above, fifteen (15) days following the consummation of the Change in Control.
(b)    DERs. DERs with respect to Restricted Stock Units that become vested pursuant to this Agreement shall be paid to the Participant (or in the event of the Participant’s death, to the Participant’s estate) as soon as reasonably practical, but not later, than for Restricted Stock Units and related DERs that vest pursuant to Section 4(b)(i), Section 4(b)(ii), or Section 4(b)(iii) above, sixty (60) days, and for Restricted Stock Units and related DERs that vest pursuant to Section 4(b)(iv) above, fifteen (15) days, following the date on which a Restricted Stock Unit and related DER vests, in the form of a cash payment equal to the amount then credited to the DER Account maintained with respect to such Restricted Stock Unit.
(c)    Potential Six-Month Delay. Notwithstanding anything to the contrary in this Agreement, no amounts payable under this Agreement shall be paid to the Participant prior to the expiration of the six (6)-month period following the Participant’s “separation from service” (within the meaning of Treasury Regulation Section 1.409A-1(h)) (a “Separation from Service”) to the extent that the Company determines that paying such amounts prior to the expiration of such six (6)-month period would result in a prohibited distribution under Section 409A(a)(2)(B)(i) of the Code. If the payment of any such amounts is delayed as a result of the previous sentence, then on the first business day following the end of the applicable six (6)-month period (or such earlier date upon which such amounts can be paid under Section 409A without resulting in a prohibited distribution, including as a result of the Participant’s death), such amounts shall be paid to the Participant, without interest thereon.
6.Tax Withholding. The Company and/or its Affiliates shall have the authority and the right to deduct or withhold, or to require the Participant to remit to the Company and/or its Affiliates, an amount sufficient to satisfy all applicable federal, state, local and foreign taxes (including the Participant’s employment tax obligations) that become due under applicable law with respect to any taxable event arising in connection with the Award. In furtherance of the foregoing, the Participant may make arrangements satisfactory to the Company regarding the payment of any income tax, social insurance contribution or other applicable taxes that are required to be withheld in respect of the Award, which arrangements include (if and to the extent permitted by the Company) the delivery of cash or cash equivalents, shares of Stock (including previously owned shares of Stock (which are not subject to any pledge or other security interest), net settlement, a broker-assisted sale, or other cashless withholding or reduction of the amount of shares otherwise issuable or delivered pursuant to this Award), other property, or any other legal consideration the Committee deems appropriate. If such tax obligations are satisfied through net settlement or the surrender of previously owned shares of Stock, the maximum number of shares of Stock that may be so withheld (or surrendered) shall be the number of shares of Stock that have an aggregate Fair Market Value on the date of withholding or surrender equal to the aggregate amount of such tax liabilities determined based on the greatest withholding rates for federal, state, local and/or foreign tax purposes, including payroll taxes, that may be utilized without creating adverse accounting treatment for the Company with respect to this Award, as determined by the Committee. Any fraction of a share of Stock required to satisfy such tax obligations shall be disregarded and the amount due shall be paid instead in cash to the Participant.
7.    Rights as a Stockholder. Neither the Participant nor any person claiming under, on behalf of or through the Participant shall, with respect to any Restricted Stock Units subject to the Award, have any of the rights or privileges of a holder of shares of Stock in respect of any shares of Stock that may become deliverable hereunder unless and until certificates representing such shares of Stock shall have been issued or recorded in book entry form on the records of the Company or its transfer agents or registrars, and delivered in certificate or book entry form to the Participant or any person claiming under, on behalf of or through the Participant.
8.Non-Transferability. Neither the Restricted Stock Units nor the DERs nor any right of the Participant thereunder may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant (or any permitted transferee) other than by will or the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company and any of its Affiliates.
9.Distribution of Shares of Stock. Unless otherwise determined by the Committee or required by any applicable law, rule or regulation, the Company shall not deliver to the Participant, with respect to any payment relating to the Restricted Stock Units under the Award, certificates evidencing shares of Stock issued pursuant to this Agreement and instead such shares of Stock shall be recorded in the books of the Company (or, as applicable, its transfer agent or equity plan administrator). All certificates for any such shares of Stock issued pursuant to this

Agreement and all shares of Stock issued pursuant to book entry procedures hereunder shall be subject to such stop transfer orders and other restrictions as the Company may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such shares of Stock are then listed, and any applicable federal or state laws, and the Company may cause a legend or legends to be inscribed on any such certificates or book entry to make appropriate reference to such restrictions. In addition to the terms and conditions provided herein, the Company may require that the Participant make such covenants, agreements, and representations as the Company, in its sole discretion, deems advisable in order to comply with any such laws, regulations, or requirements. No fractional shares of Stock shall be issued or delivered pursuant to the Restricted Stock Units and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of fractional shares of Stock or whether such fractional shares of Stock or any rights thereto shall be canceled, terminated, or otherwise eliminated.
10.No Right to Continued Employment, Service or Awards. Nothing in this Agreement or in the Plan shall be construed as giving the Participant the right to be retained in the employ or service of the Company or any Affiliate thereof. Furthermore, the Company and its Affiliates may at any time dismiss the Participant from employment or consulting free from any liability or any claim under the Plan or this Agreement, unless otherwise expressly provided in the Plan, this Agreement or any other written agreement between the Participant and the Company or an Affiliate thereof. The grant of the Restricted Stock Units is a one-time benefit that was made at the sole discretion of the Company and does not create any contractual or other right to receive a grant of Awards or benefits in the future in lieu of Awards in the future, including any adjustment to wages, overtime, benefits or other compensation. Any future Awards will be granted at the sole discretion of the Company.
11.Severability. If any provision of this Agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, such provision shall be construed or deemed amended to conform to the applicable law or, if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of this Agreement, such provision shall be stricken as to such jurisdiction, and the remainder of this Agreement shall remain in full force and effect.
12.Tax Consultation. None of the Board, the Committee, the Company nor any of its Affiliates or any of their respective managers, directors, officers, employees or authorized representatives (including attorneys, accountants, consultants, bankers, lenders, prospective lenders and financial representatives) has made any warranty or representation to the Participant with respect to any tax consequences that relate to the Award or the transactions contemplated by this Agreement, and the Participant represents that the Participant is in no manner relying on such entities or their representatives for tax advice or an assessment of such tax consequences. The Participant understands that the Participant may suffer adverse tax consequences in connection with the Restricted Stock Units and the DERs granted hereunder. The Participant represents that the Participant has consulted with any tax consultants that the Participant deems advisable in connection with the Award.
13.Amendments, Suspension and Termination. Subject to Section 8(b) of the Plan, the Committee may waive any conditions or rights under, amend any terms of, or alter this

Agreement at any time, provided that no such change, other than pursuant to Section 8(c) of the Plan, shall materially reduce the rights or benefits of the Participant without the Participant’s consent.
14.Conformity to Securities Laws. The Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act, any and all regulations and rules promulgated by the SEC thereunder, and all applicable state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Restricted Stock Units and the DERs are granted, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.
15.Section 409A. Neither the Award nor any of the payments made pursuant to this Agreement are intended to constitute or provide for a deferral of compensation that is subject to Section 409A. To the extent that the Committee determines that the Award or any such payments are not exempt from Section 409A, the Committee may (but shall not be required to) amend this Agreement in a manner intended to comply with the requirements of Section 409A or an exemption therefrom (including amendments with retroactive effect), or take any other actions as it deems necessary or appropriate to (a) exempt the Award or the payments thereunder from Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to the Restricted Stock Units and the DERs, or (b) comply with the requirements of Section 409A. To the extent applicable, this Agreement shall be interpreted in accordance with the provisions of Section 409A. Notwithstanding anything in this Agreement to the contrary, to the extent that any payment or benefit hereunder constitutes non-exempt “nonqualified deferred compensation” for purposes of Section 409A, and such payment or benefit would otherwise be payable or distributable hereunder by reason of the Participant’s termination of Service, all references to the Participant’s termination of Service shall be construed to mean a Separation from Service, and the Participant shall not be considered to have a termination of Service unless such termination constitutes a Separation from Service with respect to the Participant. Notwithstanding the foregoing, the Company and its Affiliates make no representations that the Restricted Stock Units provided under this Agreement are exempt from or compliant with Section 409A and in no event shall the Company or any Affiliate be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Participant on account of non-compliance with Section 409A.
16.Adjustments. The Participant acknowledges that the Award is subject to modification and termination in certain events as provided in this Agreement and Section 8 of the Plan.
17.Clawback. The Participant’s rights with respect to the Award shall in all events be subject to (a) any right that the Company may have under any Company recoupment or clawback policy or other agreement or arrangement with the Participant, and (b) any right or obligation that the Company may have regarding the clawback of “incentive-based compensation” under Section 10D of the Exchange Act and any applicable rules and regulations promulgated thereunder from time to time by the SEC or any other applicable law. The Participant’s acceptance of the Award will constitute the Participant’s acknowledgment of and consent to the

Company’s application, implementation and enforcement of any Company recoupment, clawback or similar policy that may apply to the Participant and the Award, whether adopted before or after the Effective Date or Grant Date (whether though clawback, cancellation, recoupment, rescission, payback, reduction or other similar action in accordance therewith) and any applicable law relating to clawback, cancellation, recoupment, rescission, payback or reduction of compensation or other similar action, and the Participant’s agreement that the Company may take any actions that may be necessary to effectuate any such policy or applicable law, without further consideration or action.
18.Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer contained herein, this Agreement shall be binding upon the Participant and the Participant’s heirs, executors, administrators, successors and assigns.
19.Governing Law. The validity, construction, and effect of this Agreement and any rules and regulations relating to this Agreement shall be determined in accordance with the laws of the State of Delaware without regard to its conflicts of laws principles.
20.Consent to Jurisdiction and Services of Process; Appointment of Agent. EACH PARTY TO THIS AGREEMENT HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE AND OF THE STATE COURTS LOCATED IN THE STATE OF DELAWARE AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE RESTRICTED STOCK UNITS, SHALL BE LITIGATED IN SUCH COURTS. EACH PARTY (a) CONSENTS TO SUBMIT HIMSELF, HERSELF OR ITSELF TO THE PERSONAL JURISDICTION OF SUCH COURTS FOR SUCH ACTIONS OR PROCEEDINGS, (b) AGREES THAT HE, SHE OR IT WILL NOT ATTEMPT TO DENY OR DEFEAT SUCH PERSONAL JURISDICTION BY MOTION OR OTHER REQUEST FOR LEAVE FROM ANY SUCH COURT, AND (c) AGREES THAT HE, SHE OR IT WILL NOT BRING ANY SUCH ACTION OR PROCEEDING IN ANY COURT OTHER THAN SUCH COURTS. EACH PARTY ACCEPTS FOR HIMSELF, HERSELF OR ITSELF AND IN CONNECTION WITH SUCH PARTY’S PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE AND IRREVOCABLE JURISDICTION AND VENUE OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY NON-APPEALABLE JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH ACTIONS OR PROCEEDINGS. A COPY OF ANY SERVICE OF PROCESS SERVED UPON THE PARTIES SHALL BE MAILED BY REGISTERED MAIL TO THE RESPECTIVE PARTY EXCEPT THAT, UNLESS OTHERWISE PROVIDED BY APPLICABLE LAW, ANY FAILURE TO MAIL SUCH COPY SHALL NOT AFFECT THE VALIDITY OF SERVICE OF PROCESS. IF ANY AGENT APPOINTED BY A PARTY REFUSES TO ACCEPT SERVICE, EACH PARTY AGREES THAT SERVICE UPON THE APPROPRIATE PARTY BY REGISTERED MAIL SHALL CONSTITUTE SUFFICIENT SERVICE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF A PARTY TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

21.Headings. Headings are given to the sections and subsections of this Agreement solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Agreement or any provision hereof.
22.Consent to Electronic Delivery; Electronic Signature. In lieu of receiving documents in paper format, the Participant agrees, to the fullest extent permitted by law, to accept electronic delivery of any documents that the Company may be required to deliver (including, but not limited to, prospectuses, prospectus supplements, grant or award notifications and agreements, account statements, annual and quarterly reports and all other forms of communications) in connection with this and any other Award made or offered by the Company. Electronic delivery may be via a Company electronic mail system or by reference to a location on a Company intranet to which the Participant has access, or to the Participant’s account with the Company’s equity plan administrator. The Participant hereby consents to any and all procedures the Company has established or may establish for an electronic signature system for delivery and acceptance of any such documents that the Company may be required to deliver, and agrees that the Participant’s electronic signature is the same as, and shall have the same force and effect as, the Participant’s manual signature.
23.Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.
[Signature page follows]

The Participant’s signature below indicates the Participant’s agreement with and understanding that the Award is subject to all of the terms and conditions contained in the Plan, in this Agreement and the Grant Notice, and that, in the event that there are any inconsistencies between the terms of the Plan and the terms of this Agreement, the terms of the Plan shall control. The Participant further acknowledges that the Participant has read and understands the Plan and this Agreement, which contain the specific terms and conditions of the Award. The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan, this Agreement or the Grant Notice.
SUMMIT MIDSTREAM CORPORATION
a Delaware corporation

By: __________________________________
Name: James Johnston
Title: EVP, General Counsel, Chief Compliance Officer and Secretary

PARTICIPANT

____________________________________
[_____]
[Signature Page to Agreement]